UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________ )

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Filed by a Party other than the Registrant     ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ACETO CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215
Tel. (516) 627-6000

October 28, 2009

Dear Fellow Shareholder:

I take pleasure in inviting each of you to attend Aceto Corporation’s annual meeting of shareholders to be held on Thursday, December 10, 2009 at 10:00 a.m., Eastern Standard Time, at the Roslyn Claremont Hotel, 1221 Old Northern Blvd., Roslyn, New York.  This year, Aceto will be using the “notice and access” method of providing proxy materials to you via the Internet.  On or about October 30, 2009, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which includes instructions regarding voting your shares and requesting a printed copy of our proxy materials.  We believe that this process will provide you with prompt access to our proxy materials, lower our cost of printing and delivering proxy materials, and minimize the environmental impact of printing paper copies.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.

I look forward to seeing you at the annual meeting and thank you for your continued support.

Sincerely,

Albert L. Eilender
Non-Executive Chairman of the Board

ACETO CORPORATION

One Hollow Lane
Lake Success, New York 11042-1215
Tel. (516) 627-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

We hereby notify you that the annual meeting of shareholders of Aceto Corporation, a New York corporation (the “Company”), will be held on Thursday, December 10, 2009 at 10:00 a.m., Eastern Standard Time, at the Roslyn Claremont Hotel, 1221 Old Northern Blvd., Roslyn, New York, for the following purposes:

●	to elect seven directors to the board of directors to hold office for the following year and until their successors are elected;

●	to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2010; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

The matters listed in this notice of meeting are described in the accompanying proxy statement.  The Company’s board of directors has fixed the close of business on October 14, 2009 as the record date for this year’s annual meeting.  You must be a shareholder of record at that time to be entitled to notice of the annual meeting and to vote at the annual meeting.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting, we urge you to vote promptly.

By order of the board of directors,

Douglas Roth
Chief Financial Officer and Corporate Secretary

Lake Success, New York
October 28, 2009

ACETO CORPORATION

ONE HOLLOW LANE
LAKE SUCCESS, NEW YORK 11042-1215
Tel. (516) 627-6000

PROXY STATEMENT

GENERAL INFORMATION
Information About Proxy Solicitation

This proxy statement is being furnished to holders of shares as of the record date of the common stock, $0.01 par value per share, of Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s annual meeting to be held on Thursday, December 10, 2009 at 10:00 a.m., Eastern Standard Time, at the Roslyn Claremont Hotel, 1221 Old Northern Blvd., Roslyn, New York.  We sent you this proxy statement because our board of directors is soliciting your proxy to vote your shares at the annual meeting and at any adjournment.  This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission and the Nasdaq Global Select Market, which information is designed to assist you in voting your shares.  The purposes of the meeting and the matters to be acted on are stated in the accompanying notice of annual meeting of shareholders. At present, the board of directors knows of no other business that will come before the meeting.

The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Information About Voting

Q:           Why am I receiving these materials?

A:
The board of directors has made these proxy materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the Company’s annual meeting of shareholders, which will take place on December 10, 2009. As a shareholder, you are invited to attend the annual meeting and to vote on the items of business described in this proxy statement.

Q:           What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. A copy of our 2009 Form 10-K is also part of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with the “notice and access” rules adopted by the Securities and Exchange Commission, we may now furnish proxy materials, including this proxy statement and our 2009 Form 10-K to our shareholders by providing access to such documents on the Internet instead of mailing printed copies.  Most shareholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may access and submit your proxy card.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:           How do I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to access the Notice of Annual Meeting, this Proxy Statement, your proxy card and Form 10-K for the year ended June 30, 2009.  The proxy materials will be available on the Internet starting on October 30, 2009, as described in the Notice.  You will not receive a printed copy of these proxy materials unless you request them in accordance with the instructions provided in the Notice.

Q:           What items of business will be voted on at the annual meeting?

A:
The two items of business scheduled to be voted on at the annual meeting are the election of directors and the ratification of the Company’s independent registered public accounting firm.  We will also consider any other business that properly comes before the annual meeting.

Q:	How does the board of directors recommend that I vote?

A:
The board of directors recommends that you vote your shares FOR each of the nominees to the board and FOR the ratification of the Company’s independent registered public accounting firm on the proxy card.

Q:	What shares can I vote?

A:
You may vote all shares owned by you as of the close of business on October 14, 2009, the record date. These shares include: (1) shares held directly in your name as a shareholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) requesting and returning a paper proxy card or voting instruction card, or (iii) submitting a ballot in person at the meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and the Notice is being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy directly to the board of directors or to vote in person at the meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or nominee that holds your shares, giving you the right to vote the shares. Your broker or nominee has enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

Q:           How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you were a shareholder of the Company or joint holder as of the close of business on October 14, 2009, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to October 14, 2009, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 10:00 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:           How can I vote my shares in person at the annual meeting?

A:
You may vote in person at the annual meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a “legal proxy” giving you the right to vote the shares.

Q:           How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may without attending the meeting direct how your shares are to be voted. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a “legal proxy” from your broker, or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to Mr. Douglas Roth, Chief Financial Officer and Corporate Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Q:           Who can help answer my questions?

A:
If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mr. Terry Steinberg, Vice President, Administration and Assistant Corporate Secretary, by mail to Aceto Corporation, One Hollow Lane, Lake Success, New York 11042 or by phone at 516-627-6000.  Also, if you need additional copies of this proxy statement or voting materials, you should contact Mr. Steinberg.

Q:           How are votes counted?

A:
In the election of directors, you may vote FOR all of the seven nominees or you may direct your vote to be WITHHELD with respect to one or more of the seven nominees.  In the ratification of the Company’s independent registered public accounting firm, you may vote FOR ratification, AGAINST ratification or you may ABSTAIN from voting with respect to ratification.  If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card or vote over the Internet with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors FOR all of the Company’s nominees, FOR ratification of the Company’s independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:           What is a quorum and why is it necessary?

A:
Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of the Company’s shares of common stock outstanding on October 14, 2009 is necessary to constitute a quorum. Under the New York Business Corporation Law, and the Company’s articles of incorporation and by-laws, abstentions are treated as present for purposes of determining whether a quorum exists.

Q:           What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the seven persons receiving the highest number of FOR votes at the annual meeting will be elected. Accordingly, abstentions and broker non-votes do not have the effect of a vote for or against the election of any nominee. You do not have the right to cumulate your votes.  For ratification of the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2010 and any other matters that might properly arise at the meeting require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. Accordingly, abstentions on other proposals will have the same effect as a vote against the proposal. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.  Broker non-votes will not have the effect of a vote for or against other proposals.  A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting for examination by any shareholder.

Q:           What should I do if I receive more than one Notice?

A:
You may receive more than one Notice if you hold your shares in more than one brokerage account, or if you are a shareholder of record and your shares are registered in more than one name. Please complete and return a proxy card or voting instruction card for each Notice that you receive.

Q:           Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for our fiscal quarter ending December 31, 2009.

Q:           What happens if additional matters are presented at the annual meeting?

A:
Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. However, if you grant a proxy, the persons named as proxy holders, Vincent G. Miata, the Company’s President and Douglas Roth, the Company’s Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the board of directors.

Q:           What shares are entitled to be voted?

A:
Each share of the Company’s common stock issued and outstanding as of the close of business on October 14, 2009, the record date, is entitled to be voted on all items being voted at the annual meeting, with each share being entitled to one vote. On the record date, 24,779,196 shares of the Company’s common stock were issued and outstanding.

Q:           Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:           Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:           Who will bear the cost of soliciting votes for the annual meeting?

A:
The board of directors is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:           May I propose actions for consideration at next year’s annual meeting of shareholders?

A:
You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be received by the corporate secretary of the Company no later than July 1, 2010.  Such proposals also will need to comply with United States Securities and Exchange Commission regulations under Proxy Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

THE NOMINEES

The Company’s board of directors is proposing a slate of directors that consists of seven directors, six of whom are incumbent directors.

The nominees are set forth in the table below.

NAME	AGE	POSITION	DIRECTOR SINCE

Vincent G. Miata	56	President	-
Robert A. Wiesen (2)	58	Director	1994
Stanley H. Fischer	66	Director	2000
Albert L. Eilender (1)(4)(5)	66	Director	2000
Hans C. Noetzli (3)(5)	68	Director	2002
William N. Britton (3)(5)	64	Director	2006
Richard P. Randall	71	Director	2009

(1)	This director is the chairman of the audit committee.
(2)	This director is the chairman of the compensation committee.
(3)	This director is a member of the audit committee.
(4)	This director is designated the lead independent director.*
(5)	This director is a member of the compensation committee.

*Effective October 21, 2009, Mr. Eilender has been named by the Board of Directors as the Non-Executive Chairman of the Aceto Board.

It is the intention of the persons named in the accompanying proxy card to vote all shares of common stock for which they have been granted a proxy for the election of the nominees, each to serve as a director until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.  All the nominees have consented to being named in this proxy statement and to serve as a director if elected.

At the time of the annual meeting, if any of the nominees named above is not available to serve as director (an event that the board of directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the board of directors designates.  The board of directors believes that it is in the best interests of the Company to elect the above-described slate of directors.

INFORMATION ABOUT THE NOMINEES

No director or executive officer of the Company is related to any other director or executive officer.  None of the Company’s officers or directors hold any directorships in any other public company, except for Mr. Noetzli, who is a member of the board of directors of Synthetech, Inc. and Mr. Randall, who is a member of the board of directors of Steve Madden Ltd.  A majority of our board members are independent.

Set forth below is the principal occupation of the nominees, the business experience of each for at least the past five years and certain other information relating to the nominees.

Vincent G. Miata. Mr. Miata has served as President since January 2009.  Effective November 20, 2009, Mr. Miata will assume the title of Chief Executive Officer of the Company.  Since 2001, prior to his appointment as President, Mr. Miata served as Senior Vice President of the Company.  Mr. Miata joined the Company in 1979 as a sales/marketing representative and held various positions within the Company including Product Manager and Vice President.

Robert A. Wiesen.  Mr. Wiesen is a senior partner in the law firm of Clifton Budd & DeMaria and has practiced employment law for over thirty years.  He is a member of the American Bar Association and has written and lectured extensively on employment law issues over the years.  Mr. Wiesen received his legal and undergraduate degrees magna cum laude and cum laude and has received many honors including Phi Beta Kappa membership and the American Jurisprudence Award for Labor Law.

Stanley H. Fischer.  Mr. Fischer is President of Fischer and Burstein P.C., a law firm.  Mr. Fischer received a J.D. degree from New York University School of Law.  He has been a practicing attorney for more than 30 years and has advised and represented corporate entities in matters relative to internal matters, mergers, acquisitions, real estate and litigation.  He is a member of the American Bar Association, the New York State Bar Association, the New York City Bar Association, the American Association for Justice and the Nassau County Bar Association. He is a member of various professional committees including the International Law Section of the New York State Bar.

Albert L. Eilender.  Mr. Eilender has been since 2005 the Company’s lead independent director and since October 21, 2009, served as the Non-Executive Chairman of the Board. He is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry.  He has more than 30 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility for managing businesses up to $300 million in revenues, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally.  He has also served on the boards of numerous industry trade associations during his career.

Hans C. Noetzli.  Mr. Noetzli is the former Chairman of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding AG, Basel, Switzerland.  Mr. Noetzli holds a degree in Business Administration.  He has more than 30 years of experience in the fine chemicals industry.  Prior to his role as Chairman of Schweizerhall, Inc., he served in many executive functions of the Alusuisse-Lonza Group, among them as Chief Executive Officer of Lonza Inc. for 16 years and he was a member of the executive committee of the worldwide Alusuisse-Lonza Group located in Zurich, Switzerland.  Mr. Noetzli also served on the board of directors of the Chemical Manufacturing Association, the Swiss-American Chamber of Commerce, New York, as well as other industry associations.  Currently, he is a member of the board of directors of IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients and he is a member of the board of directors of Synthetech, Inc., a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.

William N. Britton.  Mr. Britton is the sole owner of TD AIM, LLC through which he is involved in a variety of activities surrounding financial consulting and private equity investing.  Mr. Britton is also a Vice Chairman of P and E Capital, Inc., a management company involved in real estate.  Previously, Mr. Britton was a Senior Vice President with JP Morgan Chase.  He has over 30 years of commercial lending experience ranging from large syndicated financings with Fortune 500 companies to privately owned businesses, with significant experience in private equity related transactions, asset based lending arrangements, leasing and many other forms of secured lending.  He is a former Vice President-Finance for the Boy Scouts of America (Manhattan Council) and is on the board of the Rutgers Business School.

Richard P. Randall.  Mr. Randall is the former Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, LLC, from 2002 until 2005. Prior to that, Mr. Randall was the Chief Financial Officer of Coach, Inc. from 2000 to 2001 and the Chief Financial Officer of Lillian Vernon Corp. from 1998 to 2000. Mr. Randall holds a degree in accounting and is a Certified Public Accountant.  He has more than 40 years of experience in various accounting and finance positions. Mr. Randall is currently the Chairman of the Audit Committee of the Board of Directors for Steve Madden Ltd. since 2006. Mr. Randall is also the Chairman of the Audit Committee of the Board of Directors for The Burke Rehabilitation Hospital in White Plains, NY where he has served since 2005.

INFORMATION ABOUT THE COMPANY’S COMMITTEES

Audit Committee

The audit committee is comprised of Albert L. Eilender (Chairman), William N. Britton and Hans C. Noetzli.   The audit committee is responsible for recommending the Company’s independent registered public accounting firm and reviewing management actions in matters relating to audit functions.  The committee reviews with the Company’s independent public accounting firm the scope and results of its audit engagement and the Company’s system of internal controls and procedures.  The committee also reviews the effectiveness of procedures intended to prevent violations of laws.  The committee also reviews, prior to publication, our quarterly earnings releases and reports to the SEC on Form 10-K and Form 10-Q.  The report of the audit committee for fiscal year 2009 can be found below.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, also meets with management and the auditors prior to the filing of officers’ certifications with the SEC to request information concerning, among other things, significant deficiencies in the design or operation of internal controls, if any.

Our board has determined that all audit committee members are independent under applicable SEC regulations, and as defined by Rule 4200 (a)(14) of the Nasdaq Marketplace Rules. Our board of directors has determined that Mr. Britton qualifies as an “audit committee financial expert” as that term is used in Section 407 of the Sarbanes-Oxley Act of 2002.  The audit committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

The audit committee has adopted a Non-Retaliation Policy and a Complaint Monitoring Procedure to enable confidential and anonymous reporting regarding financial irregularities, if any.

Board Nominations

The Company’s board of directors does not have a nominating committee.  Instead, the Company’s independent directors make recommendations to the full board, which nominates directors on an annual basis.  The board believes this process is preferable because it wishes to involve all of its independent directors in the nomination process rather than a select number of committee members.

The independent directors perform the following functions with respect to nomination decisions:

●	They consider and recommend to the board of directors individuals for election as directors.

●	They make recommendations to the board of directors regarding any changes to the size of the board of directors or any committee.

●	They report to the board of directors on a regular basis, not less than once a year.

The Company’s independent directors and board of directors have determined that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements, being over 21 years of age, having relevant business experience, and having high moral character. The board of directors retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the independent directors and the board of directors review that director’s overall service to the Company during that director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by that director during his or her term.

When selecting a new director nominee, the independent directors and the board of directors first determine whether the nominee must be independent for Nasdaq purposes and/or whether the candidate must qualify as an “Audit Committee Financial Expert,” as that term is used in section 407 of the Sarbanes-Oxley Act of 2002. The board then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  Each director then has an opportunity to privately interview each nominee if he or she deems it necessary. The board then meets to consider the candidates’ qualifications and chooses candidates by a unanimous vote.

Shareholders wishing to directly recommend candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to Albert L. Eilender,, Non-Executive Chairman, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042. Any such notice must, for any given annual meeting, be delivered to the Chairman not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice must state (1) the name and address of the shareholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of Aceto shares that are beneficially owned by each person recommended and by the recommending shareholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

The board of directors will consider and vote on any recommendations so submitted. In considering any person recommended by a shareholder, the committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the board of directors.

Any shareholder nominee proposed by the board of directors for election at the next annual meeting of shareholders will be included in the company’s proxy statement for that annual meeting.

Compensation Committee

The compensation committee, comprised of four independent directors, conducts reviews of the compensation of the Chief Executive Officer and other senior executive officers of the Company including evaluating and approving those officer’s benefits, bonus, incentive compensation, severance, equity-based compensation, and other compensation arising from other programs of the Corporation. Each member of the committee meets the independence requirements specified by the Nasdaq Global Select Market, by Section 162(m) of the Internal Revenue Code of 1986, as amended and for purposes of Rule 16b-3 under the Securities Act of 1933, as amended.  The committee meets as often as the committee determines, but not less frequently than annually.

The compensation committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Board and Committee Meetings

During the Company’s fiscal year ended June 30, 2009, the board of directors held four meetings and acted by unanimous written consent four times.  Each director attended at least 75% of the board meetings and 75% of the meetings of the board committees on which he served.

At each scheduled meeting of the board of directors, the independent members of the board of directors meet separately in executive session without management being present.  A lead director elected by the independent directors is responsible for chairing such executive sessions.  Currently the lead director is Albert L. Eilender.

During the Company’s fiscal year ended June 30, 2009, the audit committee met five times and the compensation committee met eight times.

Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our directors, with the exception of Richard P. Randall, who was not appointed to the board of directors until May 2009, attended the 2008 annual meeting of shareholders.

Communications by our Shareholders to the Board of Directors

Our board of directors recommends that shareholders direct to the Company’s corporate secretary any communications intended for the board of directors. Shareholders can send communications by e-mail to droth@aceto.com, by facsimile to (516) 627-6093, or by mail to Douglas Roth, Chief Financial Officer and Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

This centralized process will assist the board in reviewing and responding to shareholder communications in an appropriate manner. If a shareholder wishes to direct any communication to a specific board member, the name of that board member should be noted in the communication. The board of directors has instructed the corporate secretary to forward shareholder correspondence only to the intended recipients, but the board has also instructed the corporate secretary to review all shareholder correspondence and, in his discretion, not forward any items that he deems to be of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with those responsibilities and standards.  In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements.  In addition, the Nasdaq Global Select Market has recently made changes to its corporate governance and listing requirements.  The board of directors has initiated numerous actions consistent with these new rules and will continue to regularly monitor developments in the area of corporate governance.

Code of Ethics for Worldwide Financial Management

The Company has adopted a Code of Ethics for Worldwide Financial Management that sets forth standards of ethics for the Company’s principal executive officer and senior financial officers, violations of which are reported to the audit committee.  This Code of Ethics is published on the Company’s corporate website – www.aceto.com.

Code of Business Conduct for all Aceto Employees

The Company has adopted a Code of Business Conduct and Ethics for all Aceto directors and employees that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code.  This Code of Business Conduct and Ethics is in accordance with Nasdaq Qualitative Listing Requirement 4350(n) and is published on the Company’s corporate website – www.aceto.com.

Disclosure Committee

The Company has formed a disclosure committee, comprised of senior management, including senior financial personnel, to formalize processes to ensure accurate and timely disclosure in Aceto’s periodic reports filed with the United States Securities and Exchange Commission and to implement certain disclosure controls and procedures.  The disclosure committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Personal Loans to Executive Officers and Directors

The Company’s policy has always been to not extend personal loans or other terms of personal credit to its directors and officers, and is in compliance with the legislation prohibiting such personal loans and other forms of personal credit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Exchange Act, the Company’s directors and executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities.  Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company’s fiscal year ended June 30, 2009, except for two transactions with respect to the purchase of an aggregate of 150 shares that Mr. Britton purchased through an automatic dividend reinvestment plan through Fidelity Investments which plan was subsequently approved by the board.

EXECUTIVE OFFICERS

The executive officers of Aceto, and their ages, as of October 14, 2009, are as follows:

Name	Age	Position
Vincent G. Miata	56	President
Douglas Roth	52	Chief Financial Officer
Frank DeBenedittis	55	Executive Vice President and Director of Global Pharmaceutical Strategy
Michael Feinman	61	President, Aceto Agricultural Chemicals Corp.

Vincent G. Miata. Mr. Miata has served as President since January 2009. Effective November 20, 2009, Mr. Miata will assume the title of Chief Executive Officer of the Company.  Since 2001, prior to his appointment as President, Mr. Miata served as Senior Vice President of the Company.  Mr. Miata joined the Company in 1979 as a sales/marketing representative and held various positions within the Company including Product Manager and Vice President.

Douglas Roth. Mr. Douglas Roth has been Vice President and Chief Financial Officer since joining the Company in May, 2001. Prior to joining the Company, Mr. Roth was the Vice President and Chief Financial Officer of CitySprint 1-800 Deliver from September 1998 through April 2001.

Frank DeBenedittis.  Mr. DeBenedittis has served as Executive Vice President and Director of Global Pharmaceutical Strategy since January 2009 and as Senior Vice President of the Company since 2001.  Mr. DeBenedittis joined the Company in 1979 as a marketing assistant and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President.

Michael Feinman. Mr. Feinman has served as President of Aceto Agricultural Chemicals Corp. since August 2000. Mr. Feinman joined the Company in 1973 as a Sales Representative and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy and Objectives

      Our executive compensation program is designed to attract, retain, and motivate superior executive talent and to align their interests with those of our shareholders and support our growth and profitability. Consistent with those purposes, our compensation philosophy embodies the following principles:

● the compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals, and provide for consequences for underperformance;

● compensation should reflect differences in position and responsibility;

● compensation should be comprised of a mix of cash and equity-based compensation that aligns the short- and long-term interests of our executives with those of our shareholders; and

● the compensation program should be understandable and transparent.

     In structuring a compensation program that implements these principles, we have developed the following objectives for our executive compensation program:

● overall compensation levels should be competitive and should be set at levels necessary to attract and retain talented leaders and motivate them to achieve superior results;

● a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals;

● total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating and financial goals and strategic initiatives;

● the number of different elements in our compensation program should be limited, and those elements should be understandable and effectively communicated to executives and shareholders; and

● compensation should be set at levels that promote a sense of equity among all employees and appropriate stewardship of corporate resources, while giving due regard to our industry and any premiums that may be necessary in order to attract top talent at the executive level.

Our Analysis

      Our compensation committee engaged Hay Group, Inc. (Hay Group), an executive compensation consulting firm, in 2008 and 2007, to conduct a review of its total compensation program for our chief executive officer as well as for our named executive officers.   The Compensation Committee will engage a compensation consulting firm to complete executive and director compensation studies every three years beginning May 2010 for executives and May 2011 for directors.

       In 2007, our compensation committee compared the compensation we have paid in recent years to our chief executive officer, chief financial officer and our three other most highly compensated executive officers to two peer groups. One peer group consisted of 22 similarly sized companies in the chemical industry and the second peer group was Hay Group’s 2006 Chemical Industry Database, which consists of 78 companies that are also in the chemical industry but are of varying size. The peer group companies were recommended by Hay Group and selected by the committee because the committee believed that these companies best reflect the competitive market for executive talent in the chemical and pharmaceutical industries. The peer group companies included:  American Vanguard Corporation, Axcan Pharma, Inc., Cambrex Corporation, Quaker Chemical Corporation, Calgon Carbon Corporation, Macdermid, Inc., Idexx Laboratories, Inc., Compass Minerals International, Inc., Lesco, Inc., Celgene Corporation, Abraxis Bioscience, Inc., Par Pharmaceutical Companies, Inc., KV Pharmaceutical Co., Cabot Microelectronics Corp., Penford Corp., Sciele Pharma, Inc., Martek Biosciences Corp., Adams Respiratory Therapeutics, Inc., Landec Corp., NL Industries, Inc., Albany Molecular Research, Inc. and Hawkins, Inc.  The compensation committee’s benchmarking criteria for these purposes included comparisons of executive base salary compensation, total cash compensation (base salary plus bonus), and total direct compensation (total cash compensation plus long-term incentive awards).

     Our compensation committee recommended that we continue to strive towards a compensation mix to include a greater proportion of long-term incentive compensation.  While Hay Group provided, in the past, data and advice regarding our compensation practices, our compensation committee makes all the decisions regarding our compensation practices. These decisions must then be ratified by our full board of directors.

Elements of Our Executive Compensation

      Our executive compensation program has historically been comprised of base salary, performance-based annual cash and equity bonuses, long-term equity incentive awards and perquisites. These elements of compensation have been supplemented by the opportunity for all our eligible employees to participate in benefit plans that include employer contributions, including our 401(k) plan and our supplemental retirement plan, as well as life insurance premiums paid by the Company for employee life insurance policies. We look to the experience and judgment of our compensation committee to determine what it believes to be the appropriate mix of the compensation of each executive.   In allocating compensation among the various elements, the Committee considers market data, Company performance and budget, the impact of the executive’s position in the Company, individual past performance, expectations for future performance, experience in the position, any anticipated increase in the individual’s responsibilities, internal pay equity for comparable positions, and succession planning retention strategies.

      As a result of the approval of  the Aceto Corporation 2007 Long-Term Performance Incentive Plan (the “Plan”), at the 2007 annual meeting of shareholders, our long-term incentive compensation component was increased for our executive officers, making a larger portion of their annual total direct compensation dependent on long-term stock appreciation and long-term company financial and operating performance. We have concluded that gradually shifting a larger share of executive compensation to long-term incentive compensation will further align our executive officers’ goals with those of our shareholders and encourage long-term retention and operational and financial success.

Base Salary

      We provide our executive officers with base salary to provide them with a fixed base amount of compensation for services rendered during a fiscal year. We believe this is consistent with competitive practices and will help assure our retention of qualified leadership in those positions. We intend to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience, taking into consideration changes from time to time in the consumer price index and whether competitive adjustments are necessary to promote retention. Consideration is also given in each case to the historical results achieved by each executive and the Company during each executive’s tenure, to whether each executive is enhancing the team oriented nature of the executive group, the potential of each executive to achieve future success, and the scope of responsibilities and experience of each executive. In addition, evaluations are made regarding the competencies of each executive officer that are considered essential to our success.

      The compensation committee evaluated the historical performance of our executive officers and considered the compensation levels and programs at the peer group companies included in the 2007 Hay Group report before it made its most recent compensation recommendations to the full board. The committee continues to desire that the compensation levels for each of our executive officers be in the third quartile (50% to 75%) of the compensation levels for the executive officers in the peer group companies. However, given the current economic environment that we operate in, the committee recommended, and our board of directors approved, a freeze in the base salaries of all employees, including our named executive officers, effective October 1, 2009. The compensation committee reviews and adjusts base salaries annually and when it deems it necessary based upon on a review of individual performance, the Company performance and general economic conditions.

Performance-Based Annual Cash Bonuses

      We pay performance-based cash bonuses on an annual basis in an effort to encourage achievement of goals established for our short- and long-term financial and operating results, and to reward our executive officers for consistent performance in assisting us in achieving those goals.  Pre-determined annual performance measures were utilized, in connection with our current fiscal year ended June 30, 2009.

         For our fiscal year ended June 30, 2009, the performance-based objective bonus criteria as established by our compensation committee, and approved by our board of directors, was based upon results obtained with respect to the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to our three executives who oversee our three business segments, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for their respective business segments. In addition, the bonus criteria included results obtained with respect to certain individual goals that were tailored for each executive officer and approved by our board of directors. The individual goals included identifying business opportunities for us and successfully executing on those opportunities as well as development of personnel and succession planning.

         The compensation committee recommended that we continue to utilize these pre-determined measurements in order to determine performance-based cash bonuses for the fiscal year end June 30, 2010. However, the compensation committee has approved a list of non-budgeted business circumstances for which adjustments may be made to the net income and EPS for purposes of calculating the bonus, such as customer bankruptcies, change in accounting principles, nonrecurring adjustments to income, litigation expenses and settlements, expenditures for discretionary board approved corporate purposes, and changes in exchange rate.  The precise criteria that we will use to determine the bonuses for our executive officers will vary depending on each officer’s specific responsibilities. However, in order to provide an example of the criteria and the relative weight that we plan to give them, the following is the chart that we plan to use when determining our chief financial officer’s performance-based cash bonus for our fiscal year ending June 30, 2010:

	THRESHOLD BONUS ($90,000; representing 75% of prior fiscal-year bonus)	BASE BONUS ($108,000; representing 90% of prior fiscal-year bonus)	TARGET BONUS ($120,000; representing 100% of prior fiscal-year bonus)	MAXIMUM BONUS ($180,000; representing 150% of prior fiscal-year bonus)	RELATIVE WEIGHT
Company Sales	$241,984,500; representing 75% of prior fiscal-year	$322,646,000; representing 100% of prior fiscal-year	$354,910,600; representing 110% of prior fiscal-year	$403,307,500; representing 125% of prior fiscal-year	10%
Company Net Income	$6,471,750; representing 75% of prior fiscal-year	$8,629,000; representing 100% of prior fiscal-year	$9,491,900; representing 110% of prior fiscal-year	$10,786,250; representing 125% of prior fiscal-year	25%
Company EPS	$0.26; representing 75% of prior fiscal year	$0.35; representing 100% of prior fiscal-year	$0.39; representing 110% of prior fiscal-year	$0.44; representing 125% of prior fiscal-year	15%
Individual Goal 1					20%
Individual Goal 2					20%
Individual Goal 3					10%

  The above criteria applicable to our Chief Financial Officer is representative of and not materially different from the criteria we will use to determine the performance-based cash bonuses for our other named executive officers.

         Additionally, while we have historically paid our annual performance-based cash bonus in four installments based on each executive officer’s prior year cash bonus, we intend to pay the bonus at the end of each of our fiscal years after the bonus is determined and approved by our board of directors. This transition from four payments to one annual payment is phased in over a five year period for our five most highly compensated officers and began with fiscal year ended June 30, 2008.

Performance-Based Annual Equity Bonuses

     A portion of our performance-based bonus may be paid in the form of restricted stock awards for our five most highly compensated officers.  If the pre-determined annual performance measures result in an amount greater than the prior year’s performance bonus, then the excess over 100% of the prior year bonus is split between 50% cash payment and 50% grant of restricted stock, which vests after one year. The compensation committee believes that the granting of equity-based awards creates a clear and strong alignment between compensation and shareholder return and enables the named executive officers to maintain stock ownership in the Company.  For the fiscal year ended June 30, 2009, there were no such performance-based equity bonuses granted, since the pre-determined annual performance measure was not achieved.   For the fiscal year ended June 30, 2008, performance-based equity bonuses were recorded for certain of the named executive officers, which are reflected in the Summary Compensation Table contained in this proxy statement.

Long-Term Incentive Compensation

Based upon the review by the Hay Group in fiscal 2008 and 2007, our compensation committee recommended that we alter our compensation mix to include a greater proportion of long-term incentive compensation. We continue to place increasing emphasis on compensation tied to the Company’s long-term financial and operating performance. We believe that these incentives further align management’s interest with the interests of our shareholders. Commencing in 2008, we made grants of long-term incentive awards on an annual basis rather than once every three years as we had historically done, and in smaller numbers than in previous years, in order to retain more flexibility in our annual compensation packages. The formula to determine the grants of the stock options and restricted stock awards to the named executive officers in 2009 consisted of taking 1/3 of the options granted in the last three year plan and convert that number to 50% stock options and 50% restricted stock, using a conversion factor of 1 share of restricted stock for every 2.5 options. This formula for granting the amounts of stock options and awards of restricted stock and restricted stock units is based upon the outside study conducted within two peer groups. The approval of the Plan in December 2007 had allowed the Company to make long-term incentive awards to our executive officers and other employees. In connection with the approval of the Plan, stock options were granted to the named executive officers. These options vest on the first anniversary of the date of grant and expire ten years from the date of grant. In addition, the Company granted shares of restricted common stock to the named executive officers, which vest over three years.

       The Plan also allows for the grant of stock appreciation rights which give the participant the right to appreciation in the value of our common stock between the date of grant and the date of exercise and performance incentive units and shares which represent the right to receive cash and shares of stock on achievement of performance goals.

     Our compensation committee also has recommended to our board of directors that due to the remaining amount of common stock available for future grant, the named executive officers should be granted a long-term cash incentive award, instead of an equity award during our fiscal year ending on June 30, 2010.  This long-term incentive cash program will include a multi-year performance period at least three years in length to encourage results-oriented actions that will drive the achievement of sustained performance results over the performance period. The goal will be set at the beginning of the performance period and awards are earned based upon the achievement of performance relative to the goal over the specified performance period.  The financial metric to be used for the performance goal will be based on objectives closely linked to long-term shareholder value, such as earnings before interest, taxes, depreciation and amortization (EBITDA).  The board of directors in its sole discretion will determine actual payout amounts based on the exact percentage of target performance. All long-term cash incentive payments will be made as soon as practical after the completion of fiscal year 2012. In addition, the compensation committee reserves the right to recommend revising this program at any time based on future developments.

Other Compensation

      Our executive officers may also participate in our 401(k) plan on the same terms as the rest of our eligible employees. We currently make a non-elective contribution on behalf of each of our participating employees equal to 3% of the participant’s eligible compensation, including base salary and bonus, up to a maximum of $230,000 of eligible compensation. We also have historically made discretionary contributions for each of our participating employees on an annual basis up to approximately 8% of the participant’s eligible compensation.  Our participating employees are fully vested in both their salary deferrals and non-elective contributions, but Company discretionary contributions vest at the rate of 20% per year with 100% vesting after five years of participation.

      We also maintain a supplemental retirement plan, commonly called a “SERP”. This plan is a non-qualified deferred compensation plan intended to provide management employees whose eligible annual compensation is in excess of $100,000 with supplemental benefits beyond the Company’s 401(k) plan. Annual contributions by the Company to the SERP are fixed by our board of directors and vest at the rate of 20% per year of service over five consecutive years. In addition to Company contributions, participants can elect to defer some or all of their bonus compensation into their SERP account for the following year.

Perquisites

      We allow certain of our executive officers to use a Company automobile as a perquisite to enhance our compensation package and make it more attractive relative to our competition. The financial value of the personal use of a Company automobile for each of these executive officers for our fiscal year ended June 30, 2009 is set forth in footnote six to the All Other Compensation column of the Summary Compensation Table contained in this proxy statement.

Stock Ownership Requirements

Our compensation committee established, and our board of directors approved, stock ownership requirements for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. These stock ownership requirements provide that our chief executive officer must own shares of our common stock valued at four times his base salary and our chief financial officer and our three other most highly compensated executive officers must own shares of our common stock valued at two times their base salaries within five years commencing October 1, 2007. The stock ownership program also includes as a guideline, but not a requirement, that all our other officers and managers that earn at least $100,000 in base salary per year, own shares of our common stock valued at one time base salary within the same five year period. Shares of our restricted stock that are granted but not yet vested count toward these stock ownership guidelines.

Management’s Role in Establishing Our Executive Compensation

      Our chief executive officer plays an important role in assisting our compensation committee in establishing the compensation for our executive officers. Key aspects of this role include:

● evaluating employee performance;

● suggesting to the compensation committee business performance targets and objectives; and

● recommending salary and bonus levels and long-term incentive compensation.

      During this process, the compensation committee may ask our chief executive officer and other executive officers to provide guidance to the compensation committee regarding background information for our strategic objectives, an evaluation of the performance of our executive officers, and compensation recommendations as to the executive officers. Members of the compensation committee met informally with our chief executive officer throughout the year to discuss compensation matters and compensation policies in order to obtain insight regarding the day to day performance of each of our executive officers.

Tax Implications of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1.0 million paid to named executive officers is not deductible unless it is performance-based and satisfies the conditions of the exemption. While our compensation committee and board of directors considers all compensation paid to our named executive officers to be performance-based, historically not all of the compensation paid to them meets the definition of “performance-based” compensation in Section 162(m). Equity compensation awarded to our named executive officers is designed to qualify as performance-based compensation under Section 162(m), but the historical cash bonuses paid to them may not qualify. With the exception of our chief executive officer in our past five fiscal years, relevant annual executive compensation has not exceeded the $1.0 million threshold for any of our named executive officers so the exemption was unnecessary for us to fully deduct such compensation payments. Our compensation committee believes that retaining discretion in determining some bonus awards within the parameters of the performance goals that the committee is now putting in place is essential to their overall responsibilities. While the compensation committee will continue to consider the impact of Section 162(m) on our compensation program, it reserves the right to pay nondeductible compensation in the future if it determines that it is appropriate to do so. It is our policy to review all compensation plans and policies against tax, accounting, and SEC regulations, including Internal Revenue Code Section 162(m), Internal Revenue Code Section 409A, and generally accepted accounting principles.

COMPENSATION COMMITTEE REPORT

      The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for its last completed fiscal year.

Robert A. Wiesen (Chairman)
Albert L. Eilender
Hans C. Noetzli
William N. Britton

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the compensation of our former Chief Executive Officer and Chief Financial Officer and our three next most highly compensated executive officers for the fiscal years ended June 30, 2009, June 30, 2008 and June 30, 2007.  Except as set forth below, no other compensation was paid to these individuals during the year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)		All Other Compen- sation (6)	Total
Leonard S. Schwartz*	2009	$441,438	$-	$86,200	$80,464	$925,000		$100,876	$1,633,978
Chief Executive Officer	2008	425,122	-	241,500	42,328	1,181,000		104,344	1,994,294
	2007	410,226	-	-	-	1,020,000		95,013	1,525,239

Douglas Roth	2009	277,807	-	25,258	16,093	120,000	(5)	55,543	494,701
Chief Financial Officer	2008	263,267	-	11,147	8,466	127,500	(5)	50,947	461,327
	2007	242,461	-	-	-	110,000	(5)	48,154	400,615

Vincent G. Miata	2009	269,854	-	48,627	25,601	270,000		55,960	670,042
President	2008	248,112	-	37,719	8,466	298,000		54,378	646,675
	2007	239,420	-	-	-	270,000		52,007	561,427

Frank DeBenedittis	2009	270,030	-	55,117	16,093	230,000		53,807	625,047
Executive Vice President	2008	254,026	-	21,637	8,466	269,000		51,982	605,111
	2007	245,126	-	-	-	228,000		46,339	519,465

Michael Feinman, President	2009	216,000	-	30,170	16,093	120,000		40,875	423,138
Aceto Agricultural	2008	203,023	-	28,175	8,466	127,000		40,303	406,967
	2007	195,909	-	-	-	135,000		39,429	370,338

*As of November 20, 2009, Mr. Schwartz will no longer serve as our Chief Executive Officer and Mr. Miata will assume the title of Chief Executive Officer of the Company.

(1)  Bonuses paid during 2009, 2008 and 2007 pursuant to the Company’s bonus plan are reflected under the column entitled “Non-Equity Incentive Plan Compensation.”  The Company did not pay discretionary bonuses during 2009, 2008 and 2007; all bonuses were performance-based.

(2)  Reflects awards of restricted stock granted in December 2008 and December 2007.  Under the terms of these restricted stock awards, one third of the shares vest on each of the first, second and third anniversaries of the date of grant.  Holders of restricted stock are entitled to dividends to the same extent as holders of unrestricted stock.  The above table also reflects compensation expense recorded during the year ended June 30, 2009 related to grants of restricted common stock that occurred in September 2008, which vests over a one year service period. In accordance with generally accepted accounting principles, compensation expense is recognized on a straight-line basis over the employee’s vesting period or to the employee’s retirement eligibility date, if earlier, for restricted stock awards.  No amounts were recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with generally accepted accounting principles, as no stock awards were granted to the executive officers in fiscal 2007 or 2006.

(3)  The values shown reflect the dollar amounts relating to option awards recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009, in accordance with generally accepted accounting principles. These option awards vest on the first anniversary of the date of grant. No amounts were recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with generally accepted accounting principles, as no options were granted to the executive officers in fiscal 2007 or 2006.  The financial value of each option was estimated using the Black-Scholes option-pricing model and the assumptions used in the calculation of these amounts for fiscal year ended June 30, 2009 are included in Note 9 to the Company’s audited financial statements for the fiscal year ended June 30, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on September 11, 2009.

(4)   Reflects cash bonuses paid under the Company’s bonus plan.  Bonuses listed for a particular year represent bonuses earned and paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year.

(5)    The bonus amount for Mr. Roth includes $24,000, $25,500 and $22,000 of restricted stock, which was received by Mr. Roth in lieu of a portion of his bonus for fiscal years 2009, 2008 and 2007, respectively.

(6)      All Other Compensation consists of the personal use of a Company owned automobile, contributions to retirement plans and compensation recognized from the issuance of premium shares on restricted stock as follows:

Name	Year	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($) (7)	Total Other Compensation ($)
L. Schwartz	2009	$3,922	$96,954	-	$100,876
	2008	3,904	100,440	-	104,344
	2007	3,904	91,109	-	95,013

D. Roth	2009	9,058	41,347	5,138	55,543
	2008	7,700	39,848	3,399	50,947
	2007	7,563	37,221	3,370	48,154

V. Miata	2009	6,986	48,974	-	55,960
	2008	6,938	47,440	-	54,378
	2007	6,938	45,069	-	52,007

F. DeBenedittis	2009	6,174	47,633	-	53,807
	2008	5,696	46,286	-	51,982
	2007	3,085	43,254	-	46,339

M. Feinman	2009	3,618	37,257	-	40,875
	2008	3,543	36,760	-	40,303
	2007	3,286	36,143	-	39,429

(7) Eligible employees have the right to purchase restricted stock with a portion of their annual bonus (up to 20%). Each restricted stock grant is entitled to a premium equal to 25% of the number of shares of the purchase, paid on the third anniversary of the purchase, only if the employee is still employed with the Company.

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Leonard Schwartz	12/04/08	1,006,500	1,342,000	1,677,500	0	0	45,708	10,000	25,000	8.62	167,700
Douglas Roth	12/04/08	108,750	145,000	181,250	0	0	4,939	3,500	5,000	8.62	46,470
Vincent Miata	12/04/08	244,500	326,000	407,500	0	0	11,104	3,500	10,000	8.62	62,770
Frank DeBenedittis	12/04/08	232,500	310,000	387,500	0	0	10,559	3,500	5,000	8.62	46,470
Michael Feinman	12/04/08	95,250	127,000	158,750	0	0	4,326	3,500	5,000	8.62	46,470

(1)  Actual awards paid for 2009 performance are included in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation, while opportunities for 2009 at threshold, target and maximum are included in the above 2009 Grants of Plan-Based Awards.  These amounts were determined using the criteria described in the section entitled “Performance-Based Annual Cash Bonuses”, on page 15 and include the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to our three executives who oversee our three business segments, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for their respective business segments. In addition, the bonus criteria included results obtained with respect to certain individual goals that were tailored for each executive officer and approved by our board of directors. The individual goals included identifying business opportunities for us and successfully executing on those opportunities as well as development of personnel and succession planning.

(2)  Opportunities to earn additional restricted stock awards were not established at the threshold or target scenarios.  There were no awards granted for 2009 included in the Summary Compensation Table, however, opportunities under this plan for 2009 at the maximum level are included in the above 2009 Grants of Plan-Based Awards.  Per the section entitled “Performance-Based Annual Equity Bonuses”, on page 16, a portion of our performance-based bonus may be paid in the form of restricted stock awards for our five most highly compensated officers. If the pre-determined annual performance measures result in an amount greater than the prior year’s performance bonus, then the excess over 100% of the prior year bonus is split between 50% cash payment and 50% grant of restricted stock, which vests after one year.

(3)  These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with generally accepted accounting principles.  The method and assumptions used to determine the compensation cost are discussed in Note 9 to our consolidated financial statements in our annual report on Form 10-K filed on September 11, 2009. The amounts reflect the total accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.  These awards relate to equity awards granted in connection with the Company’s long-term incentive compensation program, as described on page 16.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2009 for each of our named executive officers.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($) (1)
Leonard Schwartz	101,250		2.66	12/31/2012	35,586	237,359
	101,250		2.66	12/31/2013
	101,250		2.66	12/31/2014
	101,250		2.66	12/31/2015
	33,750		2.91	12/06/2011
	121,500		4.28	12/05/2012
	27,000		8.22	08/05/2013
	300,000		10.94	09/09/2014
	25,000		8.05	12/06/2017
		25,000	8.62	12/04/2018

Douglas Roth	19,650		4.28	12/05/2012	7,890	52,626
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
	5,000		8.05	12/06/2017
		5,000	8.62	12/04/2018

Vincent Miata	8,438		2.88	10/25/2010	9,124	60,857
	13,500		2.91	12/06/2011
	40,500		4.28	12/05/2012
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
	5,000		8.05	12/06/2017
		10,000	8.62	12/04/2018

Frank DeBenedittis	40,500		4.28	12/05/2012	10,652	71,049
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
	5,000		8.05	12/06/2017
		5,000	8.62	12/04/2018

Michael Feinman	40,500		4.28	12/05/2012	5,834	38,913
	9,000		8.22	08/05/2013
	30,000		10.94	09/09/2014
	5,000		8.05	12/06/2017
		5,000	8.62	12/04/2018

(1)	Reflects amounts based on the closing market price of the Company’s common stock of $6.67 per share on June 30, 2009.

OPTIONS EXERCISES AND STOCK VESTED DURING 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leonard S. Schwartz	-	-	3,333	31,763

Douglas Roth	-	-	1,166	11,112

Vincent G. Miata	-	-	1,166	11,112

Frank DeBenedittis	-	-	1,166	11,112

Michael Feinman	-	-	1,166	11,112

Equity Compensation Plan Information

The following table states certain information with respect to our equity compensation plans at June 30, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	2,903,000	$7.74	129,000

Equity compensation plans not approved by security holders	-	-	-
Total	2,903,000	$7.74	129,000

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the Non-Qualified Deferred Compensation amounts earned by the named executive officers during fiscal 2009:

Name	Executive Contributions In Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY($)(2)
Leonard S. Schwartz	$-	$71,185	70,589	$-	$2,756,601
Douglas Roth	14,000	15,578	(5,504)	-	127,921
Vincent G. Miata	-	23,205	9,635	-	277,329
Frank DeBenedittis	7,500	21,864	14,633	-	411,060
Michael Feinman	10,000	11,488	5,562	-	163,943

(1)  These amounts are reported in the Summary Compensation Table.

(2)  Of the totals in this column, $436,417, $45,634, $78,535, $75,221 and $44,805 have been previously reported in the Summary Compensation Table for fiscal years 2005 through 2008, for Mr. Schwartz, Mr. Roth, Mr. Miata, Mr. DeBenedittis and Mr. Feinman, respectively.

Deferred Compensation Plan

On March 14, 2005, the Company’s Board of Directors adopted the Aceto Corporation Supplemental Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a non-qualified deferred compensation plan intended to provide certain qualified executives with supplemental benefits beyond the Company’s 401(k) plan, as well as to permit additional deferrals of a portion of their compensation.  The Deferred Compensation Plan is intended to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended. Substantially all compensation deferred under the Deferred Compensation Plan, as well as Company contributions, is held by the Company in a grantor trust, which is considered an asset of the Company.  The assets held by the grantor trust are in life insurance policies.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In March 2009, the Company entered into employment agreements (“Employment Agreements”) with its five named executive officers. The term of the Employment agreement is three years from the effective date. The Employment Agreements can be terminated early: (a) upon the Executive’s death or disability; (b) by the Company for “Cause;” (as defined in the Employment Agreement) (c) by the Executive for “Good Reason;” (as defined in the Employment Agreement) or (d) by termination for other reasons. If, during the Employment Period, Aceto shall terminate the Executive’s employment without Cause or Executive shall terminate employment for Good Reason, then Aceto shall continue to pay to Executive, in regular bi-weekly installments Executive’s base salary under the Agreement for the duration of the employment period and continue to provide benefits to Executive at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies which are generally applicable to other peer executives for the duration of the employment period.  If Executive commences employment with another employer, or if Executive engages in other work for compensation, then Aceto’s obligation to pay bi-weekly installments shall be reduced or eliminated to the extent Executive receives compensation from the other work other than with Aceto.  If Executive commences employment with another employer and is eligible to receive medical and other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by Aceto shall terminate. On October 21, 2009 Mr. Schwartz’s Employment Agreement was ended, effective November 20, 2009.  A Separation Agreement is currently being negotiated.

In the event following a “Change in Control” of Aceto during the Employment Period: (a) the Executive is terminated without cause within two (2) years after the occurrence of a Change of Control, (b) the Executive terminates his employment for good reason within two (2) years after the occurrence of a Change of Control; or (c) Aceto or its successor elects to not have the Employment Agreement automatically renew on the first anniversary of the Agreement’s term following the Change of Control, then Aceto shall pay Messrs. Miata, Roth, DeBenedittis, and Feinman, two (2)  times the their base salary in effect immediately prior to their termination and the amount of bonus, if any, paid to the them for the fiscal year preceding the Change in Control. Aceto shall also continue for such period to permit Messrs.
Miata, Roth, DeBenedittis, and Feinman to receive or participate at Aceto’s expense in all fringe benefits available to each of them pursuant to the Employment Agreement for a period of two (2) years after termination of their employment.

The Employment Agreements also contain additional provisions which are customary for executive employment agreements of this type. These include confidentiality, non-compete and non-solicitation provisions.

The following table shows the estimated amounts that would have been payable to the named executive officers upon the occurrence of the indicated event, had the applicable event occurred on June 30, 2009.  The actual compensation and benefits the executive would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans.

Name	Event	Salary ($)	Bonus ($)	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($)	Healthcare Benefits ($)	Total ($)
Leonard S. Schwartz*	Termination without cause or resignation for good reason	1,227,023	-	54,005	117,096	-	33,811	1,431,935

	Termination without cause or resignation for good reason following a change in control	1,338,570	1,850,000	58,914	215,174	-	36,885	3,499,543
Douglas Roth	Termination without cause or resignation for good reason	772,195	-	35,063	84,944	14,130	33,811	940,143

	Termination without cause or resignation for good reason following a change in control	561,596	120,000	25,500	69,470	10,276	24,590	811,432

Vincent G. Miata	Termination without cause or resignation for good reason	787,735	-	25,438	86,626	-	33,811	933,610

	Termination without cause or resignation for good reason following a change in control	572,898	270,000	18,500	77,818	-	24,590	963,806

Frank DeBenedittis	Termination without cause or resignation for good reason	769,849	-	36,438	84,691	-	33,811	924,789

	Termination without cause or resignation for good reason following a change in control	559,890	230,000	26,500	74,842	-	24,590	915,822
Michael Feinman	Termination without cause or resignation for good reason	605,701	-	37,813	66,348	-	33,811	743,673

	Termination without cause or resignation for good reason following a change in control	440,510	120,000	27,500	60,097	-	24,590	672,697

*Effective November 20, 2009, Mr. Schwartz will no longer serve as the Company’s Chief Executive Officer.

COMPENSATION OF DIRECTORS

The following table documents the compensation of our directors for the fiscal year ended June 30, 2009.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Stock Awards (3)	Total
Robert A. Wiesen	$75,000	$8,163	$27,984	$111,147

Stanley H. Fischer	46,000	8,163	27,984	82,147

Albert L. Eilender	101,000	8,163	27,984	137,147

Hans C. Noetzli	76,000	8,163	27,984	112,147

William N. Britton	85,000	8,163	27,984	121,147

Richard P. Randall	-	-	-	-

Directors also receive reimbursement for expenses incurred in connection with meeting attendance.

(1)  Includes payments made in fiscal 2009 for attendance at certain meetings held at the end of fiscal 2008 and does not include payments for attendance at certain meetings held at the end of fiscal 2009 for which payments will be made in fiscal 2010.   The fiscal 2009 fees for non-employee directors consisted of an annual retainer of $46,000 for five board of directors meetings. Compensation for each board of directors meeting in excess of five is $2,500 if the meeting is in-person and $2,000 if it is telephonic and less than three hours, and $2,500 if it is telephonic and more than three hours. Additionally, independent directors receive an additional $1,000 per telephonic board of directors meeting. The Company also intends to compensate the Non-Executive Chairman for his service at the rate of $230,000 for the initial six month transition period and no less than $150,000 for the next six months. Compensation for audit and compensation committees meetings include $4,500 per meeting for the Chairman of the Audit Committee and the Chairman of the Compensation Committee, $3,000 per meeting for the other members of the audit and compensation committees, $1,000 if telephonic and less than one hour, $2,000 if telephonic and less than three hours and $2,500 if telephonic and greater than three hours. In addition, the lead independent director received a further annual retainer of $10,000. Employees of the Company who are also directors will not receive any separate fees for acting as directors.

(2)  Reflects a grant of 6,199 stock options to each director on December 6, 2007 which grants vest over a one-year service period.  In accordance with SEC rules and generally accepted accounting principles, the amounts shown reflect the value of the award amortized over the portion of the service period which lapsed during the year.  The financial value of each option was estimated using the Black-Scholes option-pricing model and the assumptions disclosed in Note 9 in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 11, 2009.

(3)  Reflects an award of 4,329 shares of restricted stock granted to each director on December 4, 2008, which vests over a one year service period. In addition, the above table reflects an award of 2,317 shares of restricted stock granted to each director on December 6, 2007.  Under the terms of these restricted stock awards, one third of the shares vest on each of the first, second and third anniversaries of the date of grant. In accordance with generally accepted accounting principles, compensation expense is recognized on a straight-line basis over the vesting period.

The following is a list of the outstanding options and restricted stock awards held by each director as of June 30, 2009:

	Option Awards	Stock Awards
Robert A. Wiesen	48,730	5,874
Stanley H. Fischer	48,730	5,874
Albert L. Eilender	68,980	5,874
Hans C. Noetzli	58,855	5,874
William N. Britton	28,480	5,874
Richard P. Randall	-	-

All such director options were granted at the fair market value determined on the date of grant.

Limits on Liability and Indemnification

The Company’s Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors’ fiduciary duties in certain circumstances. The articles of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation Committee Interlocks and Insider Participation

None of the independent directors (who are responsible for compensation matters) have ever served as officers or employees of the Company or any of our subsidiaries.  During the last fiscal year, none of our senior executives served on the board of directors or committee of any other entity whose officers served either on our board of directors or executive compensation committee.

REPORT OF THE AUDIT COMMITTEE

The audit committee acts under a written charter adopted by the audit committee and approved by the board of directors.  The audit committee charter is available on the Company’s corporate website.

The audit committee is currently comprised of Albert L. Eilender (Chairman), William N. Britton and Hans C. Noetzli.  Each of these directors meets the independence and expertise requirements of the SEC and the Nasdaq Global Select Market.   The audit committee recommends the Company’s independent registered public accounting firm, approves the scope of the audit plan, and reviews and approves the fees of the independent accountants.  The audit committee met regularly with the Company’s independent accountants during the past fiscal year, both with and without management present, to review the scope and results of the audit engagement, the Company’s system of internal controls and procedures, the effectiveness of procedures intended to prevent violations of laws and regulations, and the implementation of internal financial controls required by the Sarbanes-Oxley Act of 2002.  In compliance with the SEC rules regarding auditor independence, and in accordance with the Company’s Audit Committee Charter, the audit committee reviewed all services performed by BDO Seidman, LLP for the Company within and outside the scope of the quarterly review and annual auditing functions.

The audit committee also:

●	Met to discuss the quarterly unaudited and the annual audited financial statements with management and BDO Seidman, LLP prior to the statements being filed with the SEC;

●	Reviewed the Company’s disclosures in the Management’s Discussion and Analysis sections of such filings;

●	Reviewed management’s program, schedule, progress and accomplishments for maintaining financial controls and procedures to assure compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reviewed quarterly earnings releases prior to their publication;

●	Reviewed and approved in advance in accordance with the Company’s Audit Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO Seidman, LLP;

●	Reviewed and revised the committee’s charter as necessary in order to comply with newly enacted rules and regulations;

●	Monitored the Company’s “whistleblower” program under which any complaints are forwarded directly to the Committee, to be reviewed in accordance with an established procedure for all such matters;

●
Reviewed the audit, tax and audit-related services the Company had received from BDO Seidman, LLP and determined that the providing of such services by BDO Seidman, LLP was compatible with the preservation of their independent status as our independent registered public accounting firm.

The audit committee also reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2009 with management and discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 and adopted by the Public Company Accounting Oversight Board Auditing Standard in Rule 3200T.  In addition, the Committee has discussed various matters with BDO Seidman, LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between BDO Seidman, LLP and management. The audit committee also received during the past fiscal year the written disclosures and the letter from BDO Seidman, LLP required by the Public Company Accounting Oversight Board and have discussed with BDO Seidman, LLP their independence.  Based on the discussions referred to above, the audit committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted by the members of the audit committee.

Albert L. Eilender (Chairman)
William N. Britton
Hans C. Noetzli

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 14, 2009, the number and percentage of shares of the Company’s outstanding common stock owned by each named executive officer, each director and each person that, to the best of the Company’s knowledge, owns more than 5% of the Company’s issued and outstanding common stock, and all named executive officers and directors as a group.  Unless indicated otherwise, the information in the table is as of October 14, 2009 and the business address of each person is c/o Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (excluding stock options) (1)	Exercisable Stock Options(2)	Total Beneficial Ownership	Percent(3)

Leonard S. Schwartz	222,078	937,250	1,159,328	4.5%
Douglas Roth	28,594	68,650	97,244	*
Vincent G. Miata	41,102	116,438	157,540	*
Frank DeBenedittis	43,381	89,500	132,881	*
Michael Feinman	26,817	89,500	116,317	*
Robert A. Wiesen	11,193	48,730	59,923	*
Stanley H. Fischer	12,021	48,730	60,751	*
Albert L. Eilender	21,646	68,980	90,626	*
Hans C. Noetzli	12,646	58,855	71,501	*
William N. Britton	11,746	28,480	40,226	*
Richard P. Randall	-	-	-	*

MAK Capital One L.L.C (4) 590 Madison Avenue New York, NY 10022	1,977,718	-	1,977,718	8.0%

Dimensional Fund Advisors, Inc. (4) 1299 Ocean Avenue Santa Monica, CA 90401	1,903,148	-	1,903,148	7.7%

T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	1,454,400	-	1,454,400	5.9%

Cardinal Capital Management LLC (4) One Fawcett Place Greenwich, CT 06830	1,272,748	-	1,272,748	5.1%

Barclay Global Industries (4) 400 Howard Street San Francisco, CA 94105	1,256,651	-	1,256,651	5.1%

All named executive officers and directors as a group (11 persons)	431,224	1,555,113	1,986,337	7.5%

* Less than 1%.

(1)	Unless otherwise indicated, each person has, or shares with his spouse, sole voting and dispositive power over the shares shown as owned by him.

(2)
For purposes of the table, a person is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days after the record date.  Any share which such person has the right to acquire within those 60 days is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 24,779,196 shares issued and outstanding as of the record date.

(4)	Based on information filed on Form 13F with the Securities and Exchange Commission as of June 30, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stanley H. Fischer, a director of the Company, is President of Fischer and Burstein, P.C., a law firm which serves as counsel to the Company on various corporate matters.  During fiscal 2009, the Company paid $318,000 to Fischer and Burstein, P.C. for legal services rendered to the Company.

Robert A. Wiesen, a director of the Company, is a partner in Clifton, Budd & DeMaria, a law firm which serves as labor and employment counsel to the Company.  During fiscal 2009, the Company paid $32,000 to Clifton, Budd & DeMaria for legal services rendered to the Company.

Pursuant to its charter, the Company’s Audit Committee, shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all “Related Party Transactions” of the Company as required by NASDAQ. For purposes of the audit committee charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SIX NOMINEES FOR DIRECTOR.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board of Directors has appointed BDO Seidman, LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending June 30, 2010.  BDO Seidman, LLP has been employed as the independent registered public accounting firm of the Company since 2005.

The Company anticipates that representatives of BDO Seidman, LLP will attend the annual meeting for the purpose of responding to appropriate questions.  At the annual meeting, the representatives of BDO Seidman, LLP will be afforded an opportunity to make a statement if they so desire.

The aggregate fees for professional services rendered by BDO Seidman, LLP for the years ended June 30, 2009 and 2008 were:

	Fiscal 2009	Fiscal 2008

Audit fees	$962,000	$982,000
Audit related fees	7,000	2,000
Tax fees	65,000	60,000

Total fees	$1,034,000	$1,044,000

Audit fees are fees for the audit of the Company’s annual financial statements included on Form 10-K, including the audits of internal control over financial reporting, reviews of the quarterly financial statements and statutory audits.

Audit related fees consisted of fees for accounting consultations.

Tax fees are fees for tax services, including tax compliance, tax advice and planning.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JUNE 30, 2010.

SHAREHOLDER PROPOSALS

All shareholder proposals which are intended to be presented at the 2010 Annual Meeting of Shareholders of the Company must be received by the Company no later than July 1, 2010, for inclusion in the board of directors’ proxy statement and form of proxy relating to the meeting.

OUR ANNUAL REPORT ON FORM 10-K AND CORPORATE GOVERNANCE COMPLIANCE DOCUMENTS

If you own our common stock, you can obtain copies of our annual report on Form 10-K for the fiscal year ended June 30, 2009 as filed with the SEC, including the financial statements, our committee charters, and our codes of conduct, all without charge, by writing to Mr. Douglas Roth, Chief Financial Officer and Corporate Secretary, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042.  You can also access our 2009 Form 10-K on our website at www.aceto.com by clicking on “Corporate Governance” and then on “SEC Filings”.  You can also access our committee charters at our website by clicking on “Corporate Governance”.

OTHER BUSINESS

The board of directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas Roth
Chief Financial Officer and
Corporate Secretary

Dated: October 28, 2009

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

ACETO CORPORATION	Meeting Type: Annual
For holders as of: October 14, 2009
Date: December 10, 2009 Time: 10:00 AM Local
	Location:	Roslyn Claremont Hotel 1221 Old Northern Blvd. Roslyn, NY 11576

You are receiving this communication because you hold shares in the above named company.
ACETO CORPORATION ATTN: THEODORE AYVAS ONE HOLLOW LANE LAKE SUCCESS, NY 11042-1215

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

——   Before You Vote   ——
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT 10K AND SHAREHOLDER LETTER

How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
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*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

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——   How To Vote   ——
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Voting Items
The Board of Directors recommends
that you vote FOR the following:

Item 1: Election of Directors

01)	Vincent G. Miata	05)	Hans C. Noetzli
02)	Robert A. Wiesen	06)	William N. Britton
03)	Stanley H. Fischer	07)	Richard P. Randall
04)	Albert L. Eilender

The Board of Directors recommends you vote FOR the following proposal:

Item 2:	Ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Item 3:	In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

VOTE BY INTERNET - www.proxyvote.com
ACETO CORPORATION ATTN: THEODORE AYVAS ONE HOLLOW LANE LAKE SUCCESS, NY 11042-1215
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M17599 - P85711	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ACETO CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
Vote on Directors		☐	☐	☐
Item 1: Election of Directors
Nominees:
01) Vincent G. Miata	05) Hans C. Noetzli
02) Robert A. Wiesen	06) William N. Britton
03) Stanley H. Fischer	07) Richard P. Randall
04) Albert L. Eilender

Vote on Proposal							For	Against	Abstain

The Board of Directors recommends you vote FOR the following proposal:

Item 2:	Ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year.						☐	☐	☐

Item 3:	In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation must be signed with the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 10K and Shareholder Letter are available at www.proxyvote.com.

M17600 - P85711

ACETO CORPORATION ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Vincent G. Miata and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Aceto Corporation’s Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 10, 2009 at the Roslyn Claremont Hotel, 1221 Old Northern Blvd., Roslyn, NY 11576 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW THE SHARES ARE TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 AND A VOTE “FOR” IN ITEM 2.

Please sign, date and return this proxy in the enclosed postage prepaid envelope.

Address Changes/Comments: ____________________________________________________________________________________
____________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)